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                                                                    EXHIBIT 99.1

PROXY                                                                      PROXY

                             THE VANTIVE CORPORATION

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas L. Thomas, Leonard J. LeBlanc, and David
R. Schellhase, and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of the stock of The Vantive Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Corporation's Proxy Statement. and (2) in their discretion upon such other matters as may properly come before the meeting.

1. To adopt the Merger Agreement and to approve the transactions contemplated by the Merger Agreement.

2. To approve the postponement or adjournment of the Special Meeting to solicit additional votes to approve the Merger Agreement.

The Special Meeting of the Stockholders of the Corporation will be held on December 29, 1999, at 9 a.m., local time, at the Santa Clara TechMart, 5201 Great America Parkway, Santa Clara, CA 95054.

The undersigned hereby acknowledges receipt of (1) Notice of Special Meeting of Stockholders of The Vantive Corporation and (2) accompanying Combined Proxy Statement/Prospectus relating to Corporation's combination with PeopleSoft, Inc. through the merger of Vickers Acquisition, Inc., with and into The Vantive Corporation.

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN
     AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK
                       MAY BE REPRESENTED AT THE MEETING.

                  (Continued and to be signed on reverse side.)

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                             THE VANTIVE CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement.

                                                For        Against       Abstain
1.  Adoption of the merger
    Agreement. (See reverse)                    [ ]          [ ]           [ ]

                                                For        Against       Abstain
2.  Approval of the adjournment
    or postponement of the Special
    Meeting                                     [ ]          [ ]           [ ]

Check here if you plan to attend the special meeting  [ ]

Check here for address change and note at left. [ ]

                                  Dated: _______________,  1999

                                  Signature(s) _________________________________

                                  ______________________________________________
                                  Sign exactly as your name appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and Secretary or Assistant Secretary and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.


                            * FOLD AND DETACH HERE *

                             YOUR VOTE IS IMPORTANT!

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE

                DETACH & RETURN PROXY CARD; RETAIN ADMISSION CARD

                                 ADMISSION CARD

                         SPECIAL MEETING OF STOCKHOLDERS
                                December, 29 1999
                                    9:00 A.M.
                            The Santa Clara TechMart
                           5201 Great America Parkway
                             Santa Clara, California

   Presentation of this card is required for admission to the Special Meeting

       PLEASE PRESENT THIS CARD TO THE VANTIVE CORPORATION REPRESENTATIVE
                     AT THE ENTRANCE TO THE SPECIAL MEETING